THIS SERVICE AGREEMENT is made on the 31 day January 2000

BETWEEN:

(1) MYCOBIOTECH PTE LTD, a company incorporated in Singapore and having its registered office at 12 Science Park Drive, #04-01. The Mendel,--Singapore Science Park 1, Singapore 118225 ( the "Company"); and

(2) TAN KOK KHENG (the" Executive"), NRIC No. S0339763G of 5B Bright Hill Drive, Singapore 579596.

IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1  In this Agreement, unless the context otherwise requires:

     "Act"   means the Companies Act, Chapter 50 of Singapore;

     "Board" means the board of directors of the company;

     "Effective Date" means 1 January 2000;

     "Employment"     means the employment established by this Agreement;

     "Group"          means the Company and its subsidiaries; and

     "Group Company"  means any of (i) the Company, (ii) any holding company for the time being of the Company and (iii) any subsidiary for the time being of the Company or any such holding company; and "holding company" and "subsidiary" shall have the meanings respectively Given by section 5 of the Act.

1.2 The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.3  In this Agreement, unless the context otherwise requires:

     (a) words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing a person shall include a accompany or corporation and vice versa;

     (b) the expression "this Agreement" or any similar expression shall mean these presents and any supplemental written agreement thereto as may be in force from time to time or any time;

     (c) the words "hereof", "herein" and "hereunder" and words of similar import, when used in the Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and

     (d) references of clauses, unless otherwise stated, are to clauses in this Agreement.

2.   EMPLOYMENT

     The Company shall employ and continue to employ the Executive and the Executive shall serve and continue to serve the Company as Managing Director on the terms and subject to the conditions contained in this Agreement. The Employment shall begin from the Effective Dated and shall continue until this date which is the earlier of:

(a) five (5) years from the Effective Date or such later date as may be agreed in writing between the Company and the Executive; and

(b) the conclusion of the annual general meeting of the Company after which the Executive has attained the age of 70 years, or such later expiry date as the Company may be resolution in accordance with section 153 of the Act have appointed him as a director.

3.   DUTIES

3.1 (a) The Executive shall be the Managing Director of the Company and shall be vested with full powers of management and control over all the affairs of the Company. In particular (but not restricted thereto), the Executive shall:

     (i) Implement policies laid down by the Board and translate them into operational plans and day-to-day directives;

     (ii) keep the operations of the Company under constant review and present to the Board periodic statement, accounts, reports and statistics showing the progress and performance of the Company (including the other Group Companies);

     (iii)make plans for the future development and growth of the Company in developed and developing markets for the Company's products;

     (iv) consider and implement changes in the Group's organization structure and in the allocation of the responsibilities that may be required to provide for growth and changes on activities, the business environment and personnel of the Company; and

     (v) maintain and develop good relations with the governmental agencies of any country with the Company has or will have operations therein,

     provided that the Executive shall at all times work under the direction of the Board and in particular will seek clearance from the Board on any issues or policies which may materially effect the sales, profitability, cash flow, or operations of the Company.

(b) The Executive may be required in pursuance of the Employment to be engaged not only in work on behalf of the Company but also in work on behalf of any other Group Company.

3.2 During the Employment, the Executive shall faithfully serve the Company and use his utmost endeavors to promote its interests.

4.   SALARY AND BONUS

4.1 The Executive's salary during the Employment shall be at the rate of $15,000 per month (or at such other rate as nay from time to time be agreed in writing between the Company and the Executive) payable monthly on the last day of each month. The salary shall be deemed to accrue from day to day.

4.2 The rate of the Executive's salary specified in clause 4.1 shall be reviewed in January of each year and shall be adjusted by such amount as may be determined by te Board.

4.3 The Executive shall, in respect of each financial year, be entitled to a bonus of an amount equivalent to not less that 1 months' salary and not more that 6 months' salary t the discretion of the Board.

4.4 In addition, the Executive shall, in respect of each financial year, be eligible to participate in the performance incentive bonus for management staff and to be remunerated in such quantum as the Board of Director shall determine.

5.   EXPENSES

5.1  The Company shall:

(a) reimburse the Executive any entertainment and other out-of-pocket expenses properly incurred by him in the course of the Employment, up to a limit of $5,000 per month;

(b) provide the Executive with and bear the cost of a motor car (inclusive the cost of the relevant Certificate of Entitlement, and all applicable charges, fees and levies in connection therewith), the model and make of such motor car to be determined by the Board of Directors. In addition, the Company shall reimburse the Executive up to $5,000 per month for the up-keep and maintence of such motor car, inclusive of petrol expenses, parking fees, and charges and duties relating to road usage (including but not limited to Electronic Road Pricing charges or any other charge imposed by the Land Transport Authority or other regulatory body in Singapore);

(c) bear all reasonable medical expenses of the Executive, his spouse and children, provided that the Company's liability under this clause 5.1(c) shall be reduced to the extent that such medical expenses are covered by any medical insurance policy (as determined by the Board to be appropriate) the premiums in respect of which are borne by the Company; and

(d) provide the Executive with and bear the cost of full entrance fees for any one country club membership, the choice of such membership to be determined by the Board of Directors. The Company shall reimburse the Executive for all expenses incurred in respect of such country club membership provided for the use of the Executive, including all subscription fees, levies, and charges payable.

5.2 The Company shall bear all Singapore Goods and Services Tax applicable in respect of the payment provided for in clause 5.1, and that any payments provided for in clause 5.1 shall be exclusive of such Singapore Goods and Services Tax.

6.   INSURANCE SCHEMES

     The Executive shall have the benefit of a directors' insurance scheme, medical insurance scheme ( for himself and his family) and personal accident insurance, as approved by the Board in consultation with the Company's audit committee.

7.   HOLIDAYS AND SICKNESS

7.1 The Executive shall be entitled in each calendar year to twenty-eight (28) working days holiday with full salary (in addition to statutory holidays) to be taken at such reasonable time or times as may be approved by the Board. The entitlement to holiday and, on termination of the Employment, holiday pay in lieu of holiday, shall accrue pro rata throughout each calendar year of the Employment.

7.2 The Executive is entitled to be paid during any period of absence (not exceeding one (1) year on any one occasion) from work due to sickness or injury.

8.   TERMINATION

8.1 Except as otherwise provided in clauses 2 and 8.2, the Employment may be terminated by either party giving the other not less that six (6) months' notice in writing. Either party may pay salary in lieu of any required period of notice.

8.2 Notwithstanding the other provisions of the Agreement the Company may terminate the Employment forthwith (but without prejudice the rights and remedies of the Company) for any breach of this Agreement in any of the following cases:

(a)  if  the  Executive  is  guilty  of  dishonesty,or   serious  or  persistent
     misconduct, in all cases whether or not in connection with or referable to the Employment; or

(b) if the Executive becomes bankrupt or has a receiving order made against him or makes any general composition with his creditors; or

(c) if the Executive does any act or thing which may bring serious discredit to the business of the Company or any other Group Company; or

(d) if the Executive neglects or refuses, with reasonable cause, to attend to the business of the Company or any other Group Company' or

(e) if the Executive flagrantly or persistently fails to observe and perform nay of the duties and responsibilities imposed by this Agreement or which are imposed by any laws, regulations, or administrative directions, whether having the force of law or otherwise; or

(f) if the Executive otherwise acts in breech of the Agreement so as to materially prejudice the business of the Company or any other Group Company.

8.3 The Executive shall not, as any time after termination of the Employment for whatever reason, represent himself as being in any way connected with the business of the Company.

9.   EXECUTIVE'S POSITION AS DIRECTOR

9.1 The rights and duties of the Executive as a director of the Company and any other Group Company shall be subject to the Articles of Association of the relevant company for the time being and shall be separate from and additional to his rights and duties pursuant to the Employment. His salary under this Agreement is exclusive of any remuneration to which the Executive may be entitled as a director of the Company or any other Group Company.

9.2 If, during the period of the Employment, the Executive ceases to be a director of the Company and this Agreement is not terminated pursuant to its terms this Agreement and the Employment shall continue and have effect thereafter as if the Employment was in the capacity of Chief Executive Officer of the Company instead of that of Managing Director, with the same duties and responsibilities as were the case before the Executive ceases to be a director of the Company.

10.  NON-COMPETITION

10.1 The Executive shall not at any time during the period of the Employment do or permit any of the following without the prior written consent of the
     Board:

(a) directly or indirectly carry on or be engaged or interested in any capacity in any other business, trade, or occupation whatsoever, except in a business, trade or occupation which does not compete with any business of the Company or any other Group Company or except as disclosed or declared in writing to the Company any the relevant Group Company prior to the date hereof; or

(b) either solely or jointly with or on behalf of any person, firm, or corporation directly or indirectly carry on or be engaged or interested in any business competing with any business of the Company or any other Group Company; or

(c) solicit the custom of any person who is or has been, at any time during the period of the Employment, a customer of the Company for the purpose of offering to such customer goods or services similar to or competing with those of any business of the Company or any other Group Company; or

(d) cause or permit any person or company directly or indirectly under his control or in which he has any beneficial interests to do any of the foregoing acts or things.

10.2 Each undertaking contained in clause 10.1 shall be read and construed independently of the other covenants therein continued so that if one or more should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever, the remaining covenants shall be valid to the extent that they are not held to be so invalid.

10.3 While the covenants in clause 10.1 are considered by the Company and the Executive to be reasonable in all the circumstances, if one or more should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever, but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modification as may be necessary to make them valid and effective.

11.  CONFIDENTIALITY

11.1 The Executive shall keep secret and shall not at any time (whether during the Employment or after the termination of the Employment for whatever reason) use for his own or another's advantage, or reveal to any person, fir or company, any of the trade secrets, business methods, or information which the Executive knew or ought reasonably to have known to be confidential concerning the business or affairs of the Company so far as the shall have come to his knowledge during the Employment. The restrictions contained in the clause 11 shall not apply:

(a) to any disclosure or use authorized by the Board or required by law or by the Employment; or

(b) so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged after the Employment is terminated; or

(c) to any trade secrets, business methods or information which may lawfully have come into the public domain other than by a breach of this Agreement.

11.2 For the purpose of this clause 11, confidential information includes, but is not limited to, any documentation or information marked as confidential and information received or developed by the Company in the course of the Employment which is not publicly available and relates to processes, equipment and techniques used by the Company in the course of the Company's business, including but not limited to, designs for product and manufacturing plant, technical data and marketing information such as customer lists, financial information and business plans.

12.  MISCELLANEOUS

12.1 This Agreement shall from the Effective Date operate in substitution for any terms of service previously in force between the Company and the Executive, but without prejudice to the rights, liabilities and obligations (if any) of either party accrued prior to that date. This Agreement constitutes the entire agreement and understanding between the parties as to its subject matter and both parties acknowledge that neither of them has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or referred to in this Agreement as forming part of the contract of employment of the Executive.

12.2 The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

12.3 Any notice or other communication shall be in writing addressed to the parties hereto at their respective addresses or facsimile numbers set out on the execution page of this Agreement and shall be delivered be delivered by hand or sent by facsimile or prepaid registered post. Any notice delivered by hand shall be deemed to have received on the day of delivery, any notice sent by facsimile shall be deemed to have been received on the day of despatch and any notice by letter shall be deemed to have been received forty-eight (48) hours after the time of posting.

12.4 This Agreement shall be governed by and construed in accordance with the laws of Singapore.

     IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.


MYCOBIOTECH PTE LTD
Signed by
for and on behalf of
MycoBiotech Ptd Ltd
In the presence of


THE EXECUTIVE

Signed by Tan Kok Kheng
in the presence of